Exhibit 99.1

Press Release

PRGX Global, Inc. Announces Third Quarter

2016 Financial Results

ATLANTA, October 27, 2016 — PRGX Global, Inc. (Nasdaq:PRGX), a global leader in Recovery Audit and Spend Analytics services, today announced its unaudited financial results for the third quarter and nine months ended September 30, 2016.

“Overall, we continue to make good progress on our transformation journey as demonstrated by our performance in the third quarter, which reflects meaningful improvement in both the top and bottom lines. Revenue from continuing operations grew 7.4% and Adjusted EBITDA increased 39%, compared to the same period in 2015 on a constant dollar basis,” said Ron Stewart, president and chief executive officer.

“Within our core business, our global retail recovery audit service line grew 12.9% on a year over year constant dollar basis, with every region posting an increase. The outstanding performance of the global team, combined with investments in technology and process improvements are driving increased value for clients and significantly strengthening our financial performance,” continued Stewart.

“Results in our emerging segment, Adjacent Services, were dampened by delays in the contracting process. We have now started working on new projects and our new business pipeline is strong and growing,” said Stewart.

“In line with our long term strategy, we recently announced the signing of definitive agreements to acquire Cost & Compliance Associates and Lavante, Inc. We expect these acquisitions to provide significant growth opportunities as they enhance our current business and accelerate our SIM service line,” continued Stewart.

“As we look further into the fourth quarter and beyond, we believe the performance of our global teams, the investments in talent and technology and the integration of these strategic acquisitions will accelerate long term sustainable revenue and adjusted EBITDA growth,” concluded Stewart.

Consolidated Results from Continuing Operations for the Three Months Ended September 30, 2016

Consolidated revenue from continuing operations for the third quarter of 2016 was $35.1 million compared to $33.4 million for the same period in 2015, an improvement of $1.7 million. Revenue for the Recovery Audit Services - Americas segment increased 7.2% in the third quarter of 2016 compared to the same period in 2015. Revenue for the Recovery Audit Services - Europe/Asia-Pacific segment increased 8.5% in the third quarter of 2016 compared to the same period in 2015. Revenue for the Adjacent Services segment decreased $0.65 million in the third quarter of 2016 compared to the same period in 2015.

On a constant dollar basis adjusted for changes in foreign exchange rates, consolidated revenue from continuing operations increased by 7.4% in the third quarter of 2016 compared to the same period in 2015. Revenue for the Recovery Audit Services - Americas and the Recovery Audit Services - Europe/Asia-Pacific

1

segments increased 7.3% and 14.8%, respectively, in the third quarter of 2016 on a constant dollar basis compared to the same period in 2015. On a constant dollar basis, revenue for the Adjacent Services segment decreased $0.45 million in the third quarter of 2016 compared to the same period in 2015.

Total cost of revenue from continuing operations for the third quarter of 2016 was $22.4 million, or 63.6% of revenue, compared to $23.5 million, or 70.4% of revenue, in the same period last year. This improvement as a percentage of revenue was primarily attributable to the increased revenue, coupled with operational cost and productivity improvements.

SG&A expenses from continuing operations for the third quarter of 2016 were $9.9 million compared to $8.3 million in the prior year period. This increase in SG&A expenses is primarily a result of investments in sales and operational personnel, increased U.S. healthcare benefit costs, and legal expenses primarily associated with the recently announced Cost & Compliance Associates and Lavante, Inc. acquisitions.

Consolidated net income from continuing operations for the three months ended September 30, 2016 was $2.2 million, or $0.10 per basic and diluted share, compared to a net loss of $2.9 million, or $0.11 per basic and diluted share, for the same period in 2015.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the third quarter of 2016 was $4.7 million, or 13.5% of revenue, compared to $3.3 million, or 10.0% of revenue, for the third quarter of 2015, a $1.4 million or 42.2% improvement. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT (Earnings Before Interest and Taxes), EBITDA and Adjusted EBITDA.

Consolidated Results from Continuing Operations for the Nine Months Ended September 30, 2016

Consolidated revenue from continuing operations for the nine months ended September 30, 2016 was $101.7 million compared to $103.3 million for the same period in 2015. Revenue for the Recovery Audit Services - Americas segment for the nine months ended September 30, 2016 increased 0.9% compared to the same period in 2015. Recovery Audit Services - Europe/Asia-Pacific segment revenue for the nine months ended September 30, 2016 decreased 2.3% compared to the same period in 2015. Revenue for the Adjacent Services segment decreased $1.7 million for the nine months ended September 30, 2016 compared to the same period in 2015.

On a constant dollar basis adjusted for changes in foreign exchange rates, consolidated revenue from continuing operations for the nine months ended September 30, 2016 increased by 0.9% compared to the same period in 2015. On a constant dollar basis, revenue for the Recovery Audit Services - Americas segment for the nine months ended September 30, 2016 increased 2.9% compared to the same period in 2015 after excluding revenue from a large client that filed bankruptcy in 2015. Revenue for the Recovery Audit Services - Europe/Asia-Pacific segment for the nine months ended September 30, 2016 increased 3.1% on a constant dollar basis compared to the same period in 2015. On a constant dollar basis, revenue for the Adjacent Services segment for the nine months ended September 30, 2016 decreased $0.3 million compared to the same period in 2015 after excluding revenue from the document service business which was sold in the third quarter of 2015.

Total cost of revenue from continuing operations for the nine months ended September 30, 2016 was $67.4 million, or 66.3% of revenue, compared to $70.8 million, or 68.5% of revenue, for the same period in 2015.

SG&A expenses from continuing operations for the nine months ended September 30, 2016 were $28.4 million compared to $25.4 million in the prior year period.

Consolidated net income from continuing operations for the nine months ended September 30, 2016 was $2.1 million, or $0.09 per basic and diluted share, compared to a net loss of $3.3 million, or $0.13 per basic and diluted share, for the same period in 2015.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the nine months ended September 30, 2016 was $10.3 million, or 10.1% of revenue, compared to $12.5 million, or 12.1% of revenue, in the 2015 period. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT (Earnings Before Interest and Taxes), EBITDA and Adjusted EBITDA.

Cash Flow and Liquidity

Net cash provided by operating activities for the third quarter of 2016 was $0.7 million compared to $4.9 million in the third quarter of the prior year, and $6.2 million for the nine months ended September 30, 2016 compared to $12.4 million in the same period in the prior year. At September 30, 2016, the Company had unrestricted cash and cash equivalents of $13.2 million, no borrowings against its $20.0 million revolving credit facility, and no bank debt outstanding.

Stock Repurchase Program

Since the February 2014 announcement of the Company’s stock repurchase program, as of September 30, 2016, the Company has repurchased 8.6 million shares, or 28.7% of its common stock outstanding on the date of the announcement. As previously announced in October 2015, the Company’s Board of Directors approved a $10 million increase (to $50 million) in the program and extended the duration of the program to December 31, 2016. The Company repurchased approximately 0.9 million shares of its outstanding common stock for an aggregate cost of $3.8 million in the nine months ended September 30, 2016. As of October 20, 2016, the Company had approximately 21.8 million shares of common stock outstanding.

Third Quarter Earnings Call

As previously announced, management will hold a conference call later this morning at 8:30 AM (Eastern time) to discuss the Company’s third quarter 2016 financial results. To access the conference call, listeners in the U.S. and Canada should dial (877) 755-7423 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial (678) 894-3069. To be admitted to the call, listeners should use passcode 2764145.

This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events & Presentations” under “Investors”). A replay of the audiocast will be available at the same location on

www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through December 31, 2016. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/windows/mediaplayer.

About PRGX

PRGX Global, Inc. is a global leader in Recovery Audit and Spend Analytics services. With over 1,400 employees, the Company serves clients in more than 30 countries and provides its services to 75% of the top 20 global retailers and over 20% of the top 50 companies in the Fortune 500. PRGX delivers more than $1 billion in cash flow improvement for its clients each year. The creator of the recovery audit industry more than 40 years ago, PRGX continues to innovate through technology and expanded service offerings. In addition to Recovery Audit, the Company provides Contract Compliance, Spend Analytics and Supplier Information Management services to improve clients’ financial performance and manage risk. For additional information on PRGX, please visit www.prgx.com

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s overall condition and growth prospects, the Company’s execution of its business strategy, the Company’s expectations regarding the anticipated benefits from its recently announced acquisitions, and the Company’s investments in, and opportunities associated with, audit acceleration and its high performance technology infrastructure, European audit operations, global business development resources and emerging growth platforms. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 15, 2016. The Company disclaims any obligation or duty to update or modify these forward-looking statements

Non-GAAP Financial Measures

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: PRGX Global, Inc.

CONTACT: PRGX Global, Inc.

investor-relations@prgx.com

Phone: 770-779-3011

SCHEDULE 1

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015
Revenue	$35,137	$33,365	$101,661	$103,345
Operating expenses:
Cost of revenue	22,367	23,507	67,444	70,785
Selling, general and administrative expenses	9,883	8,284	28,351	25,413
Depreciation of property and equipment	1,376	1,255	3,824	3,828
Amortization of intangible assets	393	517	1,182	2,017

Total operating expenses	34,019	33,563	100,801	102,043

Operating income (loss)	1,118	(198)	860	1,302
Foreign currency transaction (gains) losses on short-term intercompany balances	(165)	654	(976)	1,930
Interest expense (income), net	(14)	(8)	(55)	(103)
Other (income) loss	(168)	1,612	(140)	1,612

Income (loss) from continuing operations before income taxes	1,465	(2,456)	2,031	(2,137)

Income tax expense	(685)	421	(21)	1,172

Net income (loss) from continuing operations	$2,150	$(2,877)	$2,052	$(3,309)

Discontinued operations:
Income (loss) from discontinued operations	$133	$(532)	$(914)	$(1,961)
Other (income) loss	—	—	—	—
Income tax expense (benefit)	—	—	—	—

Net income (loss) from discontinued operations	133	(532)	(914)	(1,961)
Net income (loss)	$2,283	$(3,409)	$1,138	$(5,270)

Basic earnings (loss) per common share:
Basic from continuing operations	0.10	(0.11)	0.09	(0.13)
Basic from discontinued operations	0.01	(0.03)	(0.04)	(0.07)

Total basic earnings (loss) per common share	0.11	(0.14)	0.05	(0.20)

Diluted earnings (loss) per common share:
Diluted from continuing operations	0.10	(0.11)	0.09	(0.13)
Diluted from discontinued operations	0.01	(0.03)	(0.04)	(0.07)

Total diluted earnings (loss) per common share	0.11	(0.14)	0.05	(0.20)

Weighted average common shares outstanding:
Basic	21,847	25,167	22,084	26,015

Diluted	21,874	25,167	22,114	26,015

SCHEDULE 2

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$13,170	$15,122
Restricted cash	99	48
Receivables:
Contract receivables, net	28,473	28,543
Employee advances and miscellaneous receivables, net	1,710	1,740

Total receivables	30,183	30,283
Prepaid expenses and other current assets	3,657	2,323

Total current assets	47,109	47,776
Property and equipment, net	12,231	11,580
Goodwill	11,712	11,810
Intangible assets, net	5,477	6,684
Deferred income taxes	2,864	1,361
Other assets	1,327	1,180

Total assets	$80,720	$80,391

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,968	$5,966
Accrued payroll and related expenses	11,049	11,278
Refund liabilities and deferred revenue	8,696	8,852
Other current liabilities	39	39

Total current liabilities	26,752	26,135
Refund liabilities	791	752
Other long-term liabilities	1,866	1,089

Total liabilities	29,409	27,976

Shareholders’ equity:
Common stock	218	227
Additional paid-in capital	574,028	575,532
Accumulated deficit	(523,000)	(524,138)
Accumulated other comprehensive income	65	794

Total shareholders’ equity	51,311	52,415

Total liabilities and shareholders’ equity	$80,720	$80,391

SCHEDULE 3

PRGX Global, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to EBIT, EBITDA and Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015
Reconciliation of net loss to EBIT, EBITDA and Adjusted EBITDA:
Net income (loss)	$2,283	$(3,409)	$1,138	$(5,270)
Income tax expense	(685)	421	(21)	1,172
Interest expense (income), net	(14)	(8)	(55)	(103)

EBIT	1,584	(2,996)	1,062	(4,201)
Depreciation of property and equipment	1,381	1,262	3,835	3,858
Amortization of intangible assets	393	517	1,182	2,017

EBITDA	3,358	(1,217)	6,079	1,674
Foreign currency transaction (gains) losses on short-term intercompany balances	(165)	654	(976)	1,930
Other Gains and Losses	(168)	—	(140)	—
Transformation severance and related expenses	138	845	1,233	1,554
Loss on sale/disposal of assets	—	1,612	—	1,612
Stock-based compensation	1,424	1,381	3,224	4,530

Adjusted EBITDA	$4,586	$3,275	$9,420	$11,300

Adjusted EBITDA from continuing operations	$4,731	$3,328	$10,269	$12,548

Adjusted EBITDA from discontinued operations	$(145)	$(53)	$(849)	$(1,248)

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBIT, EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net Income (loss)	$2,283	$(3,409)	$1,138	$(5,270)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,773	1,779	5,017	5,875
Amortization of deferred debt costs	—	(100)	—	(100)
Loss on sale of assets	—	1,561	—	1,561
Stock-based compensation expense	1,425	1,381	3,224	4,530
Change in deferred income taxes	(1,208)	(130)	(1,475)	61
Foreign currency transaction (gains) losses on short-term intercompany balances	(165)	654	(976)	1,930
(Increase)/Decrease in receivables	(2,736)	2,265	(469)	8,658
Increase (decrease) in accounts payable, accrued payroll and other accrued expenses	589	684	1,253	(3,683)
Other, primarily changes in assets and liabilities	(1,249)	196	(1,538)	(1,199)

Net cash provided by operating activities	712	4,881	6,174	12,363

Cash flows from investing activities:
Purchases of property and equipment, net of disposals	(2,510)	(972)	(4,648)	(3,169)

Net cash used in investing activities	(2,510)	(972)	(4,648)	(3,169)

Cash flows from financing activities:
Repurchase of common stock	(104)	(6,921)	(3,762)	(17,261)
Other, net	(75)	(31)	(86)	(266)

Net cash (used in) provided by financing activities	(179)	(6,952)	(3,848)	(17,527)

Effect of exchange rates on cash and cash equivalents	(27)	(966)	370	(1,729)

Net (decrease) increase in cash and cash equivalents	(2,004)	(4,009)	(1,952)	(10,062)
Cash and cash equivalents at beginning of period	15,174	19,682	15,122	25,735

Cash and cash equivalents at end of period	$13,170	$15,673	$13,170	$15,673

SCHEDULE 5

PRGX Global, Inc. and Subsidiaries

Results by Operating Segment *

(Amounts in thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2016	2015	Change	2016	2015	Change
Revenue
Recovery Audit Services - Americas	$25,719	$23,981	$1,738	$72,408	$71,748	$660
Recovery Audit Services - Europe/Asia-Pacific	8,736	8,052	684	26,683	27,307	(624)
Adjacent Services	682	1,332	(650)	2,570	4,290	(1,720)

Total	$35,137	$33,365	$1,772	$101,661	$103,345	$(1,684)

Cost of revenue
Recovery Audit Services - Americas	$14,787	$15,139	$352	$44,737	$45,272	$535
Recovery Audit Services - Europe/Asia-Pacific	6,284	5,883	(401)	18,657	18,927	270
Adjacent Services	1,296	2,485	1,189	4,050	6,586	2,536

Total	$22,367	$23,507	$1,140	$67,444	$70,785	$3,341

Selling, general and administrative expenses
Recovery Audit Services - Americas	$2,132	$1,810	$(322)	$6,434	$5,773	$(661)
Recovery Audit Services - Europe/Asia-Pacific	1,265	1,322	57	4,402	4,248	(154)
Adjacent Services	321	129	(192)	666	527	(139)
Corporate	6,165	5,023	(1,142)	16,849	14,865	(1,984)

Total	$9,883	$8,284	$(1,599)	$28,351	$25,413	$(2,938)

Depreciation of property and equipment
Recovery Audit Services - Americas	$935	$947	$12	$2,863	$2,895	$32
Recovery Audit Services - Europe/Asia-Pacific	141	148	7	379	454	75
Adjacent Services	300	160	(140)	582	479	(103)

Total	$1,376	$1,255	$(121)	$3,824	$3,828	$4

Amortization of intangible assets
Recovery Audit Services - Americas	$373	$437	$64	$1,118	$1,319	$201
Recovery Audit Services - Europe/Asia-Pacific	—	47	47	—	600	600
Adjacent Services	20	33	13	64	98	34

Total	$393	$517	$124	$1,182	$2,017	$835

Operating income (loss)
Recovery Audit Services - Americas	$7,492	$5,648	$1,844	$17,256	$16,489	$767
Recovery Audit Services - Europe/Asia-Pacific	1,047	652	395	3,246	3,078	168
Adjacent Services	(1,255)	(1,475)	220	(2,792)	(3,400)	608
Corporate	(6,165)	(5,023)	(1,142)	(16,849)	(14,865)	(1,984)

Total	$1,119	$(198)	$1,317	$860	$1,302	$(442)

Adjusted EBITDA
Recovery Audit Services - Americas	$8,894	$7,133	$1,761	$21,754	$20,968	$786
Recovery Audit Services - Europe/Asia-Pacific	1,376	847	529	3,908	4,400	(492)
Adjacent Services	(797)	(1,282)	485	(2,008)	(2,793)	785
Corporate	(4,742)	(3,370)	(1,372)	(13,384)	(10,027)	(3,357)

Total	$4,731	$3,328	$1,403	$10,269	$12,548	$(2,279)

*	The Recovery Audit Services - Americas segment represents retail, commercial and contract compliance recovery audit services provided in the United States, Canada and Latin America. The Recovery Audit Services - Europe/Asia-Pacific segment represents retail, commercial and contract compliance recovery audit services provided in Europe, Asia and the Pacific region. The Adjacent Services segment represents spend analytics and supplier information management services.